Exhibit 8(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                       STATE STREET BANK AND TRUST COMPANY
                           GLOBAL CUSTODY FEE SCHEDULE

                                 Federated Funds


=============================================================================
I.   Global Custody Services
=============================================================================

     Maintain custody of fund assets. Settle portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Make cash disbursements and reporting cash transactions in local and base currency. Monitor corporate actions. Withholding foreign taxes. File foreign tax reclaims. Report portfolio positions.

     A.      Holding Fees (basis points per portfolio per annum)
     B.      Trading (US Dollars)

        ==============---------=========--==================------------------
        Countries     Holdings Trades     Countries         Holdings  Trades
        ==============---------=========--==================------------------
        Argentina       30.0    $65.00    Korea                13.0    $50.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Australia        3.0    $50.00    Luxembourg           10.0    $75.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Austria          4.0    $50.00    Malaysia             13.0    $70.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Bangladesh      40.0   $175.00    Mauritius            40.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Belgium          6.0    $50.00    Mexico               10.0    $25.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Bolivia         40.0   $150.00    Morocco              30.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Botswana        40.0   $150.00    Namibia              40.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Brazil          30.0    $75.00    Netherlands           6.0    $25.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Canada           1.5    $12.00    New Zealand           6.0    $50.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Chile           30.0    $75.00    Norway                3.0    $65.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        China           21.0   $150.00    Pakistan             21.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Columbia        40.0   $150.00    Peru                 40.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Cypress         40.0   $150.00    Philippines          13.0   $100.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Czech           30.0   $150.00    Poland               30.0   $150.00
        Republic
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Denmark          3.0    $60.00    Portugal             21.0   $100.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Ecuador         21.0   $100.00    Singapore             6.0    $65.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Egypt           30.0   $125.00    Slovak Republic      30.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Euroclear        3.0    $25.00    South Africa          3.0    $25.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Finland          6.0    $60.00    Spain                 6.0    $65.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        France           6.0    $60.00    Sri Lanka            13.0    $70.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Germany          3.0    $25.00    Swaziland            40.0   $100.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Ghana           40.0   $150.00    Sweden                3.0    $60.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Greece          30.0   $125.00    Switzerland           3.0    $50.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Hong Kong        6.0    $50.00    Taiwan               13.0    $60.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Hungary         30.0   $150.00    Thailand             10.0    $40.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        India           30.0   $175.00    Trinidad and         40.0   $150.00
                                          Tobago
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Indonesia       13.0    $75.00    Tunisia              40.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Ireland          3.0    $45.00    Turkey               30.0    $95.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Israel          13.0   $125.00    United Kingdom        3.0    $30.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Italy            6.0    $60.00    Uruguay              21.0   $100.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Jamaica         40.0   $150.00    Venezuela            30.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Japan            3.0    $25.00    Zambia               40.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Jordan          40.0   $150.00    Zimbabwe             40.0   $150.00
        ----------------------------------------------------------------------
        ----------------------------------------------------------------------
        Kenya           40.0   $150.00
        ----------------------------------------------------------------------

=============================================================================
II.  Other Transaction Charges
=============================================================================

     Per Domestic Fee Schedule.

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III. Special Services
=============================================================================

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

=============================================================================
IV.  Out of Pocket Expenses
=============================================================================

     A billing for the recovery of applicable out of pocket expenses on international transactions, e.g., stamp duty, registration fees, telex messages, etc., will be made as of the end of each month.

=============================================================================
V.   Payment
=============================================================================

     The above fees will be charged against the fund's custodian DDA thirty (30) days after the invoice is mailed to the fund's offices.

=============================================================================
VI.  Term of the Contract
=============================================================================

     The parties agree that this fee schedule shall become effective January 1, 1997.

FEDERATED SERVICES COMPANY              STATE STREET BANK AND TRUST CO.

Name:   /s/ Douglas L. Hein             Name:   /s/ Michael E. Hagerty

Title:  Sr. Vice President/Fed. Services Co.    Title:     Vice President

Date:   April 15, 1997                  Date:   April 8, 1997